Exhibit 10.03
BET PERFORMANCE UNIT AGREEMENT
This Bet Performance Unit Agreement (this “Agreement”) is entered into as of the Grant Date by and between [Participant Name] (the “Participant”) and Alphabet Inc., a Delaware corporation (“Alphabet,” and together with its Subsidiaries, the “Company”).

I.GRANT
Alphabet hereby awards a grant of bet performance units (“BPUs,” and the grant of BPUs, the “Grant”) to the Participant:

Grant Date:

Target Award:

Performance Period:

Each BPU represents the right to receive one Membership Unit, which shall be identified by the Company in an agreement of transfer (in a form to be provided by the Company, which form shall not provide for any additional restrictions beyond those in this Agreement and in the Operating Agreement) at the time of settlement, subject to the terms and conditions of this Agreement and the Operating Agreement. The number of BPUs earned under the Grant may be equal to, greater than or less than its Target Award (including zero), provided, however, that in any case the Participant shall not be entitled to receive more than [Maximum Number] Membership Units of Waymo (subject to Section II.3 below).
II.TERMS OF BPUs
1.Vesting of BPUs.
(a)In General. Except as otherwise provided in subsections (b) through (d) below, the number of BPUs (if any) earned by the Participant under the Grant shall be based on actual achievement of the Performance Level (as defined in Exhibit A) during the Performance Period as determined by the Committee in accordance with Exhibit A (the “Final Award”) and will vest on the Determination Date (as defined in Exhibit A), subject to the Participant’s continued employment with, or service to, the Company through such date. Any vested BPUs will be settled in accordance with Section
II.2 below, and any unvested BPUs will be forfeited as of the Determination Date and the Participant will have no further rights to such unvested BPUs. In the event the Participant ceases to be employed by, or ceases to provide services to, the Company prior to the Determination Date for any reason other than (i) death (as set forth in subsection (b) below) or (ii) termination by the Company without Cause or by the Participant for Good Reason (each, a “Qualifying Termination”) (as set forth in subsection (c) below), all of the then outstanding and unvested BPUs granted under this Agreement will be forfeited effective as of the date that the Participant ceases to be employed by, or ceases to provide services to, the Company (the “Termination Date”) and the Participant will have no further rights to such unvested BPUs. Prior to any actual delivery of Membership Units in settlement of the BPUs, the BPUs represent an unfunded, unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
(b)Death of the Participant. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of the Participant’s death (x) during the Performance Period, then the Target Award shall immediately vest as of the Termination Date or (y)
following the end of the Performance Period but prior to the Determination Date, then the Final Award (as determined by the Committee in accordance with Exhibit A) shall immediately vest as of the Determination Date. Delivery of the Membership Units in respect of BPUs vesting pursuant to this Section II.1(b) will be made as soon as practicable following the Termination Date or the Determination

Date, as applicable, but in no event later than forty-five (45) days following such date and the Company shall have no further obligations under this Agreement.
(c)Qualifying Termination. In the event that the Participant ceases to be employed by, or ceases to provide services to, the Company as a result of a Qualifying Termination prior to the end of the Performance Period, then the number of BPUs (if any) calculated by multiplying the Final Award (as determined by the Committee in accordance with Exhibit A) by a fraction, the numerator of which is the number of calendar days during the Performance Period during which the Participant was employed by, or providing services to, the Company and the denominator of which is the aggregate number of calendar days in the Performance Period, will vest and be settled in accordance with Section II.2 below. Any unvested BPUs will be forfeited as of the Determination Date and the Participant will have no further rights to such unvested BPUs.

(d)Release of Claims. Treatment of the Participant’s BPUs as described in Section II.1(c) is subject to the Participant’s execution and non-revocation of the Company’s standard release of claims (a “Release”) within forty-five (45) days following the Termination Date. If the timing of the Participant’s execution and delivery of a Release could affect the calendar year in which any amount of the BPUs are vested and settled because the period of review and consideration of such Release spans two calendar years, then no such vesting or settlement will occur until the later calendar year (regardless of whether the Release was executed in the earlier calendar year).
2.Settlement of BPUs. Settlement of vested BPUs shall occur as soon as practicable following the Determination Date, but in no event later than forty-five (45) days following the Determination Date (or, in the event of the Participant’s death, as set forth in Section II.1(b)), and the Company shall have no further obligations under the Grant. Alphabet will settle vested BPUs by delivering, or causing to be delivered, to the Participant (or, in the event of the Participant’s death, as set forth in Section II.7) one Membership Unit for each vested BPU, which shall be identified by the Company in an agreement of transfer (in a form to be provided by the Company) and subject to the satisfaction of all applicable Tax-Related Items, as described in Section II.4 below.
3.Adjustment Upon Certain Changes.
(a)Adjustments. Subject to any action pursuant to the Operating Agreement, in the event that any split, reverse split, dividend, recapitalization, combination, reclassification, reorganization, merger, consolidation, split-up, spin-off, repurchase, exchange of Membership Units or any other securities of Waymo, other distribution of Membership Units or other securities of Waymo without the receipt of consideration by Waymo, or other change in the corporate structure of Waymo affecting the Membership Units occurs, the Committee, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, will adjust the number of Membership Units that underlie, and if applicable the class or series of units issuable in connection with, the Grant as the Committee determines to be appropriate.
(b)Dissolution or Liquidation. In the event of a dissolution or liquidation of Waymo, subject to the Participant’s execution and non-revocation of a Release (the scope of which, for purposes of this Section II.3(b), shall be limited to claims regarding the BPUs and this Agreement), the number of BPUs (if any) that will vest will be determined based on the Growth Percentage as of the effective date of the dissolution or liquidation (calculated using the Value Per Unit as of such date), as determined by the
Committee. Any vested BPUs will be settled in Membership Units as set forth in Section II.2 and will be treated in accordance with the Operating Agreement in such dissolution or liquidation. Any unvested BPUs will be forfeited as of the effective date of the dissolution or liquidation and the Participant will have no further rights to such unvested BPUs.
(c)Change of Control. In the event of a Change of Control, subject to the Participant’s execution and non-revocation of a Release (the scope of which, for purposes of this Section II.3(c), shall be limited to claims regarding the BPUs and this Agreement), the number of BPUs (if any) that will vest will be determined based on the Growth Percentage as of the effective date of the Change of Control (calculated using the Value Per Unit as of such date), as determined by the Committee. Any vested BPUs will be settled in Membership Units as set forth in Section II.2 and will be treated in accordance with the Operating Agreement in such Change of Control. Any unvested BPUs will be forfeited as of the effective date of the Change of Control and the Participant will have no further rights to such unvested BPUs.
(d)Savings Clause. Any adjustments or changes to the BPUs or the Membership Units underlying the BPUs pursuant to this Section II.3 shall be made in accordance with any applicable requirements of Section 409A of the Code (together with the regulations and any guidance promulgated thereunder, “Section 409A”) and no provision of this Section II.3 shall be given effect to the extent that such provision would cause any tax to become due under Section 409A.
(e)Continuing Application of Agreement Terms. References in this Agreement to Membership Units will be construed to include any securities resulting from an adjustment pursuant to this Section II.3.
4.Taxes.
(a)Liability for Tax-Related Items. The Participant acknowledges that the Participant is ultimately liable and responsible for any and all income taxes (including federal, state and local income taxes), payroll taxes and other tax-related withholding (the “Tax-Related Items”) arising in connection with BPUs, regardless of any action the Company takes with respect to such Tax-Related Items. The Participant further acknowledges that the Company (i) does not make any representation or undertaking regarding the treatment of any Tax-Related Items in connection with any aspect of BPUs, including the grant, vesting and settlement of BPUs under the Grant, or the subsequent sale of Membership Units acquired upon settlement of any BPUs and the receipt of any dividends and/or dividend equivalents and (ii) does not commit, and is under no obligation, to structure the terms of BPUs or any aspect of BPUs under the Grant to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
(b)Payment of Withholding Taxes. The Company shall, pursuant to such procedures as the Committee may specify from time to time, withhold a number of Membership Units otherwise issuable upon settlement of any vested BPUs with an aggregate value (based on the Value Per Unit as of the date of such withholding) sufficient to satisfy the federal, state and local withholding tax requirements attributable to vested BPUs but not greater than the withholding obligations, as determined by the Committee; provided, that the Participant shall have the discretion to instead remit to the Company an amount in cash sufficient to satisfy the federal, state and local withholding tax requirements attributable to vested and settled BPUs.

5.Rights as Holder of Membership Units; Operating Agreement. Neither the Participant nor any Person claiming under or through the Participant will have any of the rights or privileges of a holder of Membership Units in respect of any Membership Units deliverable pursuant to BPUs unless and until such Membership Units have been delivered to the Participant; provided, that in the event of any administrative delay in the settlement of the BPUs following their vesting, the Participant shall have full beneficial ownership rights (including voting rights) in respect of the Membership Units underlying such BPUs as of the vesting date. After such delivery, the Participant will have all the rights as a holder of Membership Units with respect to such Membership Units.
By accepting the Grant and as a condition to the settlement of the BPUs in Membership Units pursuant to this Agreement, the Participant hereby consents to the terms of the Operating Agreement as may be in effect upon settlement of the BPUs in Membership Units pursuant to this Agreement, including as such terms apply to any Membership Units that underlie or may come to underlie the BPUs. As a condition to the settlement of the BPUs in Membership Units pursuant to this Agreement, the Participant shall (i) if not a party thereto, execute and deliver to Waymo a counterpart to the Operating Agreement (as it may be amended, modified or supplemented, including in connection with such admission) and expressly undertake to be bound by all obligations under the Operating Agreement applicable to a holder of such Membership Units and (ii) take such actions and execute such documents in furtherance of the foregoing clause (i) as may be reasonably requested by the Company and Waymo as a holder of Membership Units.
Notwithstanding any provision of this Agreement to the contrary, in the event that any dividend or other distribution is declared and paid on Membership Units after the Grant Date and before the date the BPUs are either vested or forfeited pursuant to the terms of this Agreement (the date of such dividend or other distribution, the “Dividend Payment Date”), dividend equivalents in the form of additional BPUs shall be credited to the Participant. The number of additional BPUs to be credited as dividend equivalents to such Participant shall be determined (x) to the extent the dividend or other distribution is in the form of cash, by dividing (A) the product of (i) the total number of unvested Target Award BPUs held by the Participant immediately prior to the Dividend Payment Date, and (ii) the per-unit amount of the dividend paid on Membership Units on the Dividend Payment Date, by (B) the Value Per Unit on the Dividend Payment Date and (y) to the extent the dividend is in the form of Membership Units, by multiplying (A) the total number of unvested Target Award BPUs held by the Participant immediately prior to the Dividend Payment Date and (B) the number of Membership Units paid as a dividend per Membership Unit. Any additional BPUs credited to the Participant under this Section II.5 as dividend equivalents shall be subject to the restrictions and conditions that apply to the BPUs with respect to which such additional BPUs are credited and will be earned and payable if and when the underlying BPU becomes earned and payable, including taking into account the percentage of the Target Award earned per Exhibit A. If the underlying BPU does not vest or is otherwise forfeited, any additional BPUs credited under this Section II.5 with respect to the underlying BPU will also fail to vest and be forfeited. Notwithstanding anything herein to the contrary, the Committee may specify an alternative form of dividend equivalents from that specified herein with respect to any such dividend or other distribution.
6.No Special Employment Rights; No Right to Future Awards. Nothing contained in this Agreement shall confer upon the Participant any right with respect to the continuation of the Participant’s employment by, or service to, the Company or interfere in any way with the right of the Company at any time to terminate such employment or service or to increase or decrease the compensation of the Participant from the rate in existence at the Grant Date. The award of the Grant is at the sole discretion of Alphabet and does not create any contractual or other right to receive future grants of BPUs, or benefits in lieu of BPUs, even if BPUs have been awarded to the Participant repeatedly in the past. The BPUs and the Membership Units subject to the BPUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.
7.BPUs Not Transferable. BPUs and the rights and privileges conferred under the Grant awarded hereby may not be transferred, assigned, pledged or hypothecated in any way by the Participant (whether by operation of law or otherwise) and may not be subject to sale under execution, attachment or similar process. Any attempt by the Participant to transfer, assign, pledge, hypothecate or otherwise transfer BPUs, or any right or privilege conferred under the Grant awarded hereby, and any attempted sale under any execution, attachment or similar process, shall be void and unenforceable against the Company.
Notwithstanding the immediately preceding paragraph, and subject to the terms and conditions of this paragraph, the Participant may, with Alphabet’s express written consent, transfer all or a portion of the Grant (but only a whole number of BPUs subject to the Grant) into one or more trusts for the purposes of estate planning (the “Trust”). Any Trust must: (a) be subject to any and all terms and conditions of this Agreement, including, but not limited to, Section II.1 of this Agreement, and of the Operating Agreement; (b) be as described in General Instruction A.1(a)(5) of Form S-8; (c) not provide the Participant with any consideration in connection with a transfer permitted under this paragraph; and

(d) if requested by the Company, comply with the Trading Policy (as it may be amended from time to time). The Participant acknowledges and agrees that the Company has not made, and does not make in connection with the Grant made under this Agreement, any representations under any applicable law, including, but not limited to, federal or state tax, securities, property, probate or other estate laws, and that the Participant is solely responsible for compliance with all such applicable laws, with respect to any BPUs transferred into a Trust as permitted under this paragraph.
8.Redemption. Subsequent to the Participant’s Termination Date (including, for the avoidance of doubt, following a Qualifying Termination), the Committee may, in its sole discretion, elect to have the Company redeem from the Participant any or all of the Membership Units received in settlement of the BPUs in exchange for a cash payment equal to the aggregate Value Per Unit of such Membership Units as of the date of such redemption; provided, that only Membership Units delivered in settlement of BPUs that vested more than six months and one day prior to the date of the redemption may be redeemed pursuant to this Section II.8. In the event the Committee elects to exercise such right, the Participant hereby agrees to sell to the Company the Membership Units in respect of which such election was made and to execute any documentation reasonably requested by the Company in connection therewith. Notwithstanding the foregoing, at the time of the Participant’s Termination Date (other than by the Company for Cause), the Participant shall have the opportunity to consent to the amendment of the default provisions of this Section II.8 with respect to all (but not less than all) of the Participant’s Membership Units received in settlement of the BPUs by executing and returning a Consent to Amendment (substantially in the form attached as Exhibit B hereto) to the Company no later than seven days after the Participant’s Termination Date; provided, that such opportunity to consent to the amendment of this Section II.8 shall be tolled during any blackout period imposed with respect to Waymo’s employee equity in accordance with Waymo’s applicable internal policies and procedures and communicated to the Participant. Upon a timely execution of a Consent to Amendment, the terms of such Consent to Amendment shall govern. If no Consent to Amendment is executed or if the Consent to Amendment is not returned in a timely manner, the default provisions of this Section II.8 shall govern. This Section II.8 will automatically terminate and be of no further force and effect on the date on which any Membership Units are first publicly traded on a recognized exchange.
9.Liquidity Opportunity. At any time prior to or following the vesting and settlement of the BPUs, the Participant may not participate in, and hereby expressly waives any right to participate in, any liquidity opportunity, liquidity program, tender offer, share repurchase program, or any other transaction or arrangement offered or sponsored by Waymo that is designed to provide holders of Membership Units who are employees or former employees of Waymo with the ability to sell, transfer, or otherwise liquidate any Membership Units, whether vested or unvested (a “Liquidity Opportunity”). At any time following the vesting and settlement of the BPUs, the Participant may request, and the Committee in its sole discretion may direct the Company to offer the Participant, a liquidity opportunity with respect to Membership Units received in settlement of BPUs that is sponsored by the Company at a price equal to the Value Per Unit as of the first day of such liquidity opportunity; provided, that only Membership Units delivered in settlement of BPUs that vested more than six months and one day prior to the date of the liquidity opportunity may participate in a liquidity opportunity pursuant to this Section II.9.
10.Modification; Entire Agreement; Waiver. No modification of any provision of this Agreement which reduces the Participant’s rights hereunder will be valid unless the same is agreed to in writing by the parties hereto. This Agreement, including Exhibits A and B, represents the entire agreement between the parties with respect to the BPUs awarded by the Grant hereunder. The failure of Alphabet to enforce at any time any provision of this Agreement will in no way be construed to be a waiver of such provision or of any other provision hereof. Alphabet reserves the right, however, to the extent Alphabet deems necessary or advisable in its sole discretion, to unilaterally alter or modify the terms of the Grant awarded under this Agreement in order to ensure that BPUs either qualify for exemption from, or comply with, the requirements of Section 409A; provided, however, that the Company makes no representations that BPUs will be exempt from, or will comply with, the requirements of Section 409A.

11.Binding Agreement. Subject to the limitation on the transferability of BPUs contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.
12.Additional Conditions to Delivery of Membership Units. Alphabet shall not be required to deliver or cause to be delivered any Membership Units hereunder prior to fulfillment of all of the following conditions: (a) the obtaining of any approval or other clearance from any federal or state governmental agency, which the Company may determine to be necessary or advisable; (b) the lapse of such reasonable period of time not to exceed forty-five (45) days following a Determination Date as the Company may establish from time to time for reasons of administrative convenience; (c) compliance with the terms of the Operating Agreement and any other agreements governing the ownership and transfer of the Membership Units; and (d) compliance with any applicable federal or state securities laws, including the registration and qualification requirements of any state blue sky laws (or, to the extent applicable, the exemption from such registration or qualification).
13.Compliance with Applicable Laws; Securities Matters. Neither Alphabet nor Waymo shall be under any obligation to effect the registration pursuant to the Securities Act of any Membership Units underlying BPUs delivered hereunder or to effect similar compliance under any applicable laws. In addition to the terms and conditions provided herein, the Company may require that the Participant make such reasonable covenants, agreements and representations as the Company deems advisable in order to comply with any such laws, regulations or requirements.
14.Policy Against Insider Trading; Recoupment.
(a)By accepting the Grant, the Participant acknowledges that (i) a copy of the Trading Policy has been made available to the Participant, (ii) the Participant has had an opportunity to review the Trading Policy and (iii) the Participant is bound by all the terms and conditions of the Trading Policy.
(b)By accepting the Grant, the Participant agrees that (i) incentive-based compensation paid to the Participant pursuant to this Agreement may be subject to recoupment or clawback to the extent permitted or required by applicable law (A) in the event of a restatement of financial statements due to material noncompliance with any financial reporting requirement as a result of misconduct by any Person or (B) as may be required by any applicable listing standards of a national securities exchange adopted in accordance with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any implementing rules and regulations of the U.S. Securities and Exchange Commission adopted thereunder, and (ii) by accepting the Grant pursuant to this Agreement, the Participant authorizes such clawback and agrees to comply with any Company request or demand for such recoupment.
15.Committee Authority. The Committee has full discretionary authority to administer this Agreement, including discretionary authority to interpret and construe any and all provisions of this Agreement and the terms of the Grant and to adopt and amend from time to time such rules and regulations for the administration of this Agreement as the Committee may deem necessary or appropriate. For the avoidance of doubt, all determinations made by the Committee under this Agreement shall be in its sole and good faith discretion. The Committee shall have the authority to prescribe, amend and rescind rules and regulations relating to this Agreement. On or after the Grant Date, the Committee may take actions in furtherance of this authority, including to (i) accelerate the date on which the Grant becomes vested or transferable, as the case may be, (ii) extend the term of the Grant, including, without limitation, extending the period following a termination of the Participant’s employment during which the Grant may remain outstanding, or (iii) waive any conditions to the vesting or transferability, as the case may be, of the Grant; provided, that the Committee shall not have any such authority to the extent that (x) the grant of such authority would cause any tax to become due under Section 409A or (y) the exercise of such authority reduces the Participant’s rights hereunder unless agreed to in writing by the Participant. The Company shall pay any amount payable with respect to the Grant in accordance with the terms of the

Grant, provided, that the Committee may defer the payment of amounts payable with respect to the Grant subject to and in accordance with the terms of any plan, agreement or arrangement maintained by the Company from time to time that provides opportunities for deferral of compensation. Subject to this Section II.15, all actions taken and all interpretations and determinations made by the Committee will be final and binding upon the Participant, the Company and all other interested Persons.
Without limiting the generality of the foregoing paragraph, the Committee shall determine whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment, provided, that the Participant will not be deemed to cease employment in the case of any leave of absence approved by the Company. The provisions of this paragraph shall be administered and interpreted in a manner that does not give rise to any tax under Section 409A.
16.Captions. Captions provided herein are for convenience only and shall not affect the scope, meaning, intent or interpretation of the provisions of this Agreement.
17.Severability. In the event that any provision in this Agreement is held to be invalid or unenforceable for any reason, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.
18.Notices. Each notice and other communication hereunder shall be in writing and shall be given and shall be deemed to have been duly given on the date it is delivered in person or by electronic mail, on the next business day if delivered by overnight mail or other reputable overnight courier, or the third business day if sent by registered mail, return receipt requested, to the parties as follows:
If to the Company: Alphabet Inc.
1600 Amphitheatre Parkway
Mountain View, CA 94043 Attention: Secretary
If to the Participant, to his most recent address shown on records of the Company;

or in each case to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
19.Governing Law. This Agreement shall be construed and administered in accordance with the laws of the State of California without regard to its conflict of law principles.
20.Waiver of Jury Trial. By accepting the Grant, the Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Agreement, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting the Grant, the Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers.
21.Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of any party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party or any provisions or conditions of this Agreement, shall be in writing and shall be effective only to the extent specifically set forth in such writing.
22.Section 409A Compliance. It is intended that this Agreement and the Grant comply with, or be exempt from, the requirements of Section 409A and any related guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service. Accordingly, to the maximum extent permitted, this Agreement shall be interpreted and administered to be in compliance therewith or exempt therefrom. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, the Participant shall not be considered to have terminated employment with, or service to, the Company for purposes of this Agreement until the Participant would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A. Each amount to be paid or benefit to be provided pursuant to this Agreement shall be construed as a separate identified payment for purposes of Section 409A.
23.Employee Data Privacy.
(a)The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement by and among, as applicable, the Company for the exclusive purpose of implementing, administering and managing the Participant’s receipt of the Grant or settlement of Membership Units received in respect thereof.
(b)The Participant understands that the Company may hold certain personal information about him, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Membership Units or directorships held in the Company, details of all entitlement to Membership Units awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Agreement (“Data”).
(c)The Participant understands that Data will be transferred to Charles Schwab & Co., Inc., Morgan Stanley Smith Barney LLC, and/or such other third parties as may be selected by the Company in the future to assist the Company with the implementation, administration and management of the Agreement, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.
(d)The Participant authorizes the Company, Charles Schwab & Co., Inc., Morgan Stanley Smith Barney LLC, and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Agreement to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s receipt of the Grant or settlement of Membership Units received in respect thereof, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Membership Units acquired upon settlement of the BPUs. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s receipt of the Grant or settlement of Membership Units received in respect thereof. The Participant understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that refusing or withdrawing consent may affect the Participant’s ability to receive the Grant or receive settlement of Membership Units in respect thereof. For more information on the consequences of the refusal to consent or withdrawal of consent, the Participant understands that he may contact the Participant’s local human resources representative.
24.Acceptance. The Participant must accept the Grant and agree to the terms and conditions of the Grant as set forth in this Agreement (including Exhibits A and B), by electronically signing and accepting this Agreement following the Grant Date.
III.DEFINITIONS
The following definitions shall be applicable throughout this Agreement.
1.“Board of Directors” shall mean the Board of Directors of Alphabet.

2.“Cause” shall mean any of the following: (i) a willful failure by the Participant, in the good faith judgment of the Board of Directors, to substantially perform the duties associated and consistent with the scope of the Participant’s position; (ii) the Participant’s refusal to implement or follow a lawful directive from the Board of Directors; (iii) the Participant’s breach of fiduciary duty to the Company; (iv) the Participant’s material breach of any written agreement between the Participant and the Company, including, without limitation, any applicable At-Will Employment, Confidential Information and Invention Assignment Agreement; (v) the Participant's intentional engagement in conduct that is materially injurious to the Company (economically or reputationally), including but not limited to, misappropriation of trade secrets or any other tangible or intangible property of the Company, fraud or embezzlement, but excluding any conduct by the Participant that is consistent with or pursuant to a lawful directive of the Board of Directors; (vi) the Participant’s material violation of a material provision of the Code of Conduct or any policy of Alphabet, Google LLC or any other affiliate of Alphabet that is applicable to the Participant (e.g., policy against sexual harassment, Trading Policy, etc.); (vii) the Participant’s material violation of any federal or state law or regulation applicable to the business of the Company; (viii) the Participant’s violation of any securities laws, rules or regulations, or the rules and regulations of any securities exchange or association of which the Company is a member, failure to cooperate with the Company in any investigation or formal proceeding or being found liable in a Securities and Exchange Commission enforcement action or otherwise being disqualified from serving in the Participant’s position; (ix) the Participant’s engaging in gross misconduct; or (x) the Participant’s commission of a felony under the laws of the United States or any state thereof or any comparably-classified crime under the laws of a non-US jurisdiction or other serious crime involving moral turpitude. Notwithstanding the foregoing, termination of the Participant’s employment or service under (i), (ii), (iii), (iv) or (vi) (only) above will not be for “Cause” unless the Participant: (a) is provided with written notice setting forth with specificity the conduct alleged to constitute “Cause,” (b) is provided a Cure Period to cure or remedy such conduct (to the extent susceptible of cure or remedy) prior to the effective date of the Participant’s termination of employment or services, during which period the Participant shall be provided the opportunity at the Participant’s election to address the Board of Directors with respect to such conduct (with the assistance of legal counsel, if requested) and (c) fails to cure or remedy such conduct during the Cure Period.
3.“Change of Control” shall be deemed to occur as a result of the consummation of a “Deemed Liquidation Event” (as defined in the Operating Agreement).
4.“Class B Common Units” shall have the meaning set forth in the Operating Agreement.
5.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and all regulations, interpretations and administrative guidance issued thereunder.
6.“Committee” shall mean the Leadership Development, Inclusion and Compensation Committee of the Board of Directors or such other committee as the Board of Directors may appoint from time to time to administer the Agreement and to otherwise exercise and perform the authority and functions assigned to the Committee under the Agreement.
7.“Cure Period” shall mean a period of not less than thirty (30) days following notice delivered to the Participant to set forth the conduct alleged to constitute Cause.
8.“Good Reason” shall mean the occurrence of any one or more of the following conditions without the Participant’s written consent: (i) a material diminution in the Participant’s base compensation; (ii) a material diminution in the Participant’s authority, duties or responsibilities or any change in reporting relationship such that the Participant no longer reports directly to the Board of Directors; (iii) the Company’s failure to provide the Participant with a written post-employment or service transition and advisory services agreement (the “Advisory Agreement”), the terms of which are substantially consistent with those discussed by the parties in good faith prior to the Termination Date, within ten (10) business days following the Participant’s written request for such Advisory Agreement (it being understood and agreed that each of the Company and the Participant shall negotiate such terms in good faith); (iv) a material change in the geographic location at which the Participant must perform the services; or (v) any other action or inaction that constitutes a material breach by the Company of the agreement or arrangement under which the Participant provides services. Notwithstanding the foregoing, a resignation shall not constitute a resignation for Good Reason unless: (A) the Participant provides written notice to the Company of the existence of the condition described above within ninety (90) days of the initial existence of the condition; provided, that for the condition described in (iii) (only) above, the initial existence of the condition shall be deemed to occur on the date immediately following the expiration of the ten (10) business day period for the Company to provide the Advisory Agreement following the Participant’s written request; (B) the Company fails to remedy the condition within thirty
(30) days of the receipt of such notice (the “Good Reason Cure Period”), provided, that for the condition described in (iii) (only) above, the Company acknowledges that the Participant shall have Good Reason at the expiration of the Good Reason Cure Period in the event that the Participant does not agree to the terms of the Advisory Agreement following good faith negotiation with the Company; and (C) the Participant actually resigns from employment or service within thirty (30) days following the expiration of the Good Reason Cure Period.
9.“Governmental Authority” shall mean any government, governmental, statutory, regulatory or administrative authority, agency, body or commission or any court, tribunal, or judicial, or arbitral body, whether federal, state, provincial, local or foreign.
10.“Grant Date” shall mean the date on which the BPUs subject to this Agreement are granted.
11.“Growth Percentage” shall mean, as of any applicable determination date, the percentage increase (if any) in the Value Per Unit as of such determination date relative to the Value Per Unit as of the Grant Date, expressed as a percentage and calculated by subtracting the Value Per Unit as of the Grant Date from the Value Per Unit as of such determination date and dividing the result by the Value Per Unit as of the Grant Date.
12.“Membership Units” shall mean Class B Common Units in Waymo issued to a member of Waymo under the Operating Agreement.
13.“Operating Agreement” shall mean the Seventh Amended and Restated Limited Liability Company Operating Agreement of Waymo LLC, dated as of February 2, 2026 and as may be amended in accordance with its terms.
14.“Performance Period” shall mean the performance period during which the BPUs are earned.

15.“Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority, or any other entity.
16.“Securities Act” shall mean the Securities Act of 1933, as amended.
17.“Subsidiaries” shall mean any “subsidiary” within the meaning of Rule 405 under the Securities Act.

18.“Target Award” shall mean the number of BPUs granted hereunder.
19.“Trading Policy” shall mean Alphabet’s Policy Against Insider Trading.

20.“Value Per Unit” shall mean, as of any date (i) prior to the date on which any Membership Units are first publicly traded on a recognized exchange, the fair value of a Membership Unit as determined by the Committee acting reasonably and in good faith based on Waymo’s standard valuation methodology; or (ii) on or following the date on which any Membership Units are first publicly traded on a recognized exchange, (A) the closing price on such day as reported on the principal securities exchange on which such Membership Units are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the Financial Industry Regulatory Authority (“FINRA”) Market Data Center. Following the date on which any Membership Units are first publicly traded on a recognized exchange, the Value Per Unit as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in such Membership Units regularly occurs is closed shall be the Value Per Unit determined pursuant to the preceding sentence as of the immediately preceding date on which such Membership Units were traded, a bid and ask price was reported or a trading price was reported on the FINRA Market Data Center, provided, that in the event the price of any Membership Unit shall not be so reported or furnished, the Value Per Unit of such Membership Unit shall be determined by the Committee.
21.“Waymo” shall mean Waymo LLC, a Delaware limited liability company.

* * *
IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its duly authorized officer and the Participant has hereunto signed this Agreement on his own behalf, thereby representing that he has carefully read and understands this Agreement as of the day and year first written above.
ALPHABET INC.

______________________________________________________
By:
Title:

PARTICIPANT

______________________________________________________
Name:

[Signature Page to Bet Performance Unit Agreement]

EXHIBIT A
Final Award Determination

A.Performance Levels. The number of BPUs that may be earned under the Grant will be determined based on Waymo’s achievement of a Growth Percentage over the Performance Period in respect of such Grant as set forth in the table below. The terms “Minimum,” “Target” and “Maximum,” when used in this Exhibit A to describe Waymo’s Growth Percentage, are as set forth in the table below:

Performance Level	Growth Percentage(1)	Percentage of Target Award Earned(1)
Minimum
Target
Maximum
(1) For achievement between Minimum and Target, and between Target and Maximum, performance levels, the percentage of the Target Award earned will be determined based on straight-line interpolation between such levels, as applicable, rounded up to the nearest whole Membership Unit.

B.Determination and Approval of Final Award. Within forty-five (45) days following the last day of the Performance Period or, in the event a New Valuation is required as provided below, within forty-five (45) days following the date of completion of such New Valuation, the Committee shall determine the Growth Percentage and achievement in respect of the Performance Levels (the date of such determination, the “Determination Date”) based on the Value Per Unit on the Determination Date and shall calculate and approve the Final Award in respect of such Grant; provided, that such forty-five (45)-day period shall be tolled during any blackout period imposed with respect to Waymo’s employee equity in accordance with Waymo’s applicable internal policies and procedures and communicated to the Participant; provided, however, that in no event shall such tolling result in the settlement of the Award occurring later than March 15 of the calendar year following the year in which the applicable Determination Date occurs. Any BPUs that are determined not to be earned by the Committee under such Grant will be forfeited as of the Determination Date and the Participant will have no further rights to such BPUs.

If such determination is made prior to the date on which any Membership Units are first publicly traded on a recognized exchange, the Value Per Unit for Waymo for purposes of making the determination and approval of the Final Award shall be determined by the Committee acting reasonably and in good faith based on the most recent valuation of the Membership Units conducted in accordance with Waymo’s standard valuation methodology, subject to any approval required by the Operating Agreement; provided, that if such valuation is as of a date that is more than 90 days prior to the last day of the Performance Period, the Committee shall use the next completed valuation (a “New Valuation”), if such New Valuation can be reasonably completed no later than June 30, 2029; provided, however, that if such most recent valuation results in a Growth Percentage that equals or exceeds the Maximum Performance Level (as set forth in the table above), the Committee shall use such most recent valuation to determine the Final Award and no New Valuation shall be required.
The Committee shall make all determinations regarding the Performance Levels, including, but not limited to, the extent of achievement and any adjustments in accordance with the terms of this Agreement, as necessary or appropriate. Determinations made by the Committee will be final and binding on all parties and will be given the maximum discretion permitted by law.

EXHIBIT B
Consent to Amendment

CONSENT TO AMENDMENT
This CONSENT TO AMENDMENT (this “Consent”) is entered into as of [DATE] by and between [Participant Name] (the “Participant”) and Alphabet Inc., a Delaware corporation (“Alphabet”, and together with its Subsidiaries, the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Existing Agreement.
RECITALS
WHEREAS, the Participant previously received an award of bet performance units (“BPUs”) pursuant to the Bet Performance Unit Agreement (the “Existing Agreement”);
WHEREAS, pursuant to Section II.8 of the Existing Agreement, the Participant may consent to amend certain terms of the Participant’s BPUs no later than 7 days after the Participant’s Termination Date;
WHEREAS, the Participant’s Termination Date has occurred and the Company and the Participant desire to amend the terms of the BPUs granted under the Existing Agreement as set forth below; and
WHEREAS, except as expressly set forth below, all the terms and provisions of the Existing Agreement shall remain in full force and effect.
NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, by signing below the Company and the Participant agree that the Existing Agreement is hereby amended as follows:
1. Section II.8 of the Existing Agreement is hereby amended and restated in its entirety as follows:
“Redemption. Subsequent to the Participant’s Termination Date (including, for the avoidance of doubt, following a Qualifying Termination), the Company shall redeem from the Participant all of the Membership Units received in settlement of the BPUs in exchange for two cash payments equal to the aggregate Value Per Unit of such Membership Units as of the date of such redemptions; provided, that only Membership Units delivered in settlement of BPUs that vested more than six months and one day prior to the date of the redemption may be redeemed pursuant to this Section II.8 . Such redemptions shall take place on the first and second anniversaries of the Termination Date (or, in the event of a Qualifying Termination, on the first and second anniversaries of the vesting date) and the Company shall redeem from the Participant fifty percent (50%) of the Membership Units received in settlement of the BPUs on each such date; provided, that, in the event of a Qualifying Termination, such redemptions shall take place no earlier than the end of the Performance Period; provided, further, if any such redemption would occur during any blackout period imposed with respect to Waymo’s employee equity in accordance with Waymo’s applicable internal policies and procedures, such redemption shall be deferred until such blackout period has ended and such deferral shall be communicated to the Participant; provided, however, that in no event shall such deferral result in such redemption occurring later than the end of the calendar year in which such redemption was originally scheduled to occur, or, if later, the 15th day of the third calendar month following the originally scheduled redemption date or such later date as permitted under Section 409A if the Company reasonably determines that making such redemption would violate Federal securities laws or other applicable law. The Participant hereby agrees to sell to the

Company the Membership Units received in settlement of the BPUs and to execute any documentation reasonably requested by the Company in connection therewith.
Notwithstanding anything to the contrary in this Consent, in the event the Company reasonably determines in its sole discretion that (i) the Participant’s employment by or services to the Company could have been terminated by the Company for Cause or (ii) following the Termination Date, the Participant (x) has materially breached any obligation pursuant to the terms of his At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement, the Existing Agreement, or the Alphabet Code of Conduct, in each case relating to breach of confidentiality, misappropriation or theft of intellectual property, workplace violence, or financial dishonesty including theft, bribery or embezzlement or (y) has violated the Trading Policy, the Company will be entitled to terminate this Consent with immediate effect by written notice to the Participant and without the Participant’s consent.
This Section II.8 shall automatically terminate and be of no further force and effect on the date on which any Membership Units are first publicly traded on a recognized exchange.

* * *
IN WITNESS WHEREOF, the Company has caused this Consent to be duly executed by its duly authorized officer and the Participant has hereunto signed this Consent on his own behalf, thereby representing that he has carefully read and understands this Consent as of the day and year first written above.
ALPHABET INC.

______________________________________________________
By:
Title:

PARTICIPANT

______________________________________________________
Name:

[Signature Page to Consent to Amendment]